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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	SECOND QUARTER		YEAR TO DATE
	2009	2008	2009	2008

NET SALES	$919.2	$1,151.7	$1,832.2	$2,222.7

COSTS AND EXPENSES
Cost of sales	552.6	710.1	1,104.5	1,375.2
Gross margin	366.6	441.6	727.7	847.5
% to Net sales	39.9%	38.3%	39.7%	38.1%

Selling, general and administrative	255.3	282.9	508.0	557.5
% to Net sales	27.8%	24.6%	27.7%	25.1%

Operating margin	111.3	158.7	219.7	290.0
% to Net sales	12.1%	13.8%	12.0%	13.0%

Other-net	(12.6)	20.5	17.7	40.6
Restructuring charges	9.9	17.0	19.0	20.2

Income from operations	114.0	121.2	183.0	229.2

Interest-net	15.3	20.3	31.6	41.2

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	98.7	100.9	151.4	188.0

Income taxes	26.7	26.3	40.4	49.1

NET EARNINGS FROM CONTINUING OPERATIONS	72.0	74.6	111.0	138.9

Less: net earnings attributable to noncontrolling interests	1.2	0.4	1.9	0.6

NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREOWNERS	70.8	74.2	109.1	138.3

Net (loss) earnings from discontinued operations before income taxes	(2.4)	4.7	(3.5)	8.5
Income taxes (benefit) on discontinued operations	(1.1)	0.8	(1.6)	2.2

NET (LOSS) EARNINGS FROM DISCONTINUED OPERATIONS	(1.3)	3.9	(1.9)	6.3

NET EARNINGS ATTRIBUTABLE TO THE STANLEY WORKS	$69.5	$78.1	$107.2	$144.6

BASIC EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.89	$0.94	$1.38	$1.75
Discontinued operations	(0.02)	0.05	(0.02)	0.08

Total basic earnings per share of common stock	$0.88	$0.99	$1.35	$1.83

DILUTED EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.89	$0.93	$1.37	$1.73
Discontinued operations	(0.02)	0.05	(0.02)	0.08

Total diluted earnings per share of common stock	$0.87	$0.98	$1.35	$1.80

DIVIDENDS PER SHARE	$0.32	$0.31	$0.64	$0.62

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	79,326,750	78,650,453	79,219,771	78,878,373

Diluted	79,744,209	79,827,022	79,590,637	80,096,411

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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Millions of Dollars)

	(Unaudited)
	July 4, 2009	January 3, 2009
ASSETS
Cash and cash equivalents	$156.3	$211.6
Accounts and notes receivable	654.9	677.7
Inventories	466.5	514.7
Other current assets	98.2	94.0

Total current assets	1,375.9	1,498.0

Property, plant and equipment	573.9	579.8
Goodwill and other intangibles	2,600.7	2,596.1
Other assets	199.2	192.7

Total assets	$4,749.7	$4,866.6

LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$271.4	$227.7
Accounts payable	370.7	461.5
Accrued expenses	476.2	504.0

Total current liabilities	1,118.3	1,193.2

Long-term debt	1,276.9	1,383.8
Other long-term liabilities	534.6	564.8
The Stanley Works’ shareowners’ equity	1,795.7	1,706.3
Noncontrolling interests equity	24.2	18.5

Total liabilities and equity	$4,749.7	$4,866.6

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THE STANLEY WORKS AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	SECOND QUARTER		YEAR TO DATE
	2009	2008	2009	2008
OPERATING ACTIVITIES

Net earnings	$69.5	$78.1	$107.2	$144.6
Depreciation and amortization	48.9	40.5	96.9	81.3
Changes in working capital	29.7	(24.6)	(15.6)	(32.7)
Other	(80.0)	(10.5)	(116.8)	(2.0)

Net cash provided by operating activities	68.1	83.5	71.7	191.2

INVESTING AND FINANCING ACTIVITIES

Capital and software expenditures	(25.1)	(28.5)	(46.8)	(53.6)
Business acquisitions and asset disposals	0.3	(26.5)	(5.7)	(27.0)
Cash dividends on common stock	(25.3)	(24.3)	(50.6)	(48.6)
Other	10.3	55.2	(23.9)	81.8

Net cash used in investing and financing activities	(39.8)	(24.1)	(127.0)	(47.4)

Increase (Decrease) in Cash and Cash Equivalents	28.3	59.4	(55.3)	143.8

Cash and Cash Equivalents, Beginning of Period	128.0	324.8	211.6	240.4

Cash and Cash Equivalents, End of Period	$156.3	$384.2	$156.3	$384.2

Free Cash Flow Computation

Operating cash flow	$68.1	$83.5	$71.7	$191.2
Less: capital and software expenditures	(25.1)	(28.5)	(46.8)	(53.6)

Free cash flow (before dividends)	$43.0	$55.0	$24.9	$137.6

Free cash flow is defined as cash flow from operations less capital and capitalized software expenditures. The Company believes this is an important measure of its liquidity, of its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not reflect, among other things, deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and acquisitions.

The change in working capital is comprised of current accounts receivable, inventory and accounts payable.

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THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	SECOND QUARTER		YEAR TO DATE
	2009	2008	2009	2008
NET SALES
Security	$390.6	$361.7	$764.3	$694.2
Industrial	204.4	338.2	440.4	670.9
Construction & DIY	324.2	451.8	627.5	857.6

Total	$919.2	$1,151.7	$1,832.2	$2,222.7

SEGMENT PROFIT
Security	$74.4	$65.9	$145.0	$119.2
Industrial	19.3	44.1	43.8	92.8
Construction & DIY	36.5	65.8	65.3	112.9

Segment Profit	130.2	175.8	254.1	324.9
Corporate Overhead	(18.9)	(17.1)	(34.4)	(34.9)

Total	$111.3	$158.7	$219.7	$290.0

Segment Profit as a Percentage of Net Sales
Security	19.0%	18.2%	19.0%	17.2%
Industrial	9.4%	13.0%	9.9%	13.8%
Construction & DIY	11.3%	14.6%	10.4%	13.2%

Segment Profit	14.2%	15.3%	13.9%	14.6%
Corporate Overhead	-2.1%	-1.5%	-1.9%	-1.6%

Total	12.1%	13.8%	12.0%	13.0%